UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2019 (May 24, 2019)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York		10036
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NDAQ	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market
3.875% Notes due 2021	NDAQ21	The Nasdaq Stock Market
1.750% Notes due 2023	NDAQ23	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On May 24, 2019, Nasdaq AB (the “Offeror”), a private limited company incorporated under the laws of Sweden and an indirect wholly-owned subsidiary of Nasdaq, Inc. (“Nasdaq”), and Oslo Børs VPS Holding ASA (“Oslo Børs VPS”), a public limited liability company incorporated under the laws of Norway, terminated the Transaction Agreement, dated as of January 29, 2019, by and between the Offeror and Oslo Børs VPS (the “Transaction Agreement”). Entry into the Transaction Agreement was initially reported in Nasdaq’s Form 8-K filed with the Securities and Exchange Commission on January 30, 2019.

Pursuant to the Transaction Agreement, and upon the terms and subject to the conditions thereof, the Offeror agreed to commence a voluntary tender offer (the “Offer”) to purchase all issued and outstanding shares in Oslo Børs VPS (the “Oslo Børs VPS Shares”). The Offeror’s obligation to complete the Offer was subject to the closing conditions set forth in the Transaction Agreement (the “Closing Conditions”), including, among others, the Offer having been accepted by holders of more than 90% (or such lower percentage as the Offeror thereafter determined in its sole discretion) of Oslo Børs VPS Shares.

The Transaction Agreement included representations, warranties and covenants of the Offeror and Oslo Børs VPS customary in Norwegian transactions of this nature. During the pendency of the Offer, Oslo Børs VPS agreed to conduct itself in all material respects in the ordinary course of business consistent with past practice or pursuant to plans that have been publicly disclosed or disclosed to the Offeror prior to entry into the Transaction Agreement and in accordance with applicable law.

On March 4, 2019, Nasdaq reduced the minimum acceptance Closing Condition under the Offer from more than 90% of the shares of Oslo Børs VPS to at least two-thirds of such shares (or such higher percentage as may be necessary to comply with any applicable regulatory requirement).

On May 12, 2019, the Norwegian Ministry of Finance approved another bidder’s acquisition of more than 50% of the shares in Oslo Børs VPS and such acquisition was approved at an extraordinary general meeting of such bidder on May 16, 2019. In connection therewith, each of the Offeror and Oslo Børs VPS agreed to terminate the Transaction Agreement on May 24, 2019.

The Offeror and Oslo Børs VPS agreed that that the minimum acceptance Closing Condition was incapable of being satisfied and that the Offeror should withdraw the Offer, with the consequence that all shareholders of Oslo Børs VPS that accepted the Offer will be released from their acceptances. The Offeror agreed to make a public announcement by May 27, 2019 that the Offer is withdrawn. In connection with the termination of the Transaction Agreement, the Offeror and Oslo Børs VPS have also agreed to release each other from any and all past, present and future obligations and liabilities under and in connection with the Transaction Agreement.

The foregoing description of the terms of the Transaction Agreement, and of its termination, does not purport to be complete.

Item 7.01.	Regulation FD Disclosure.

On May 27, 2019, Nasdaq issued a press release announcing the termination of the Transaction Agreement as previously agreed by the Offeror and Oslo Børs VPS. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under “Item 7.01 Regulation FD Disclosure” is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release, dated May 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nasdaq, Inc.

By:	/s/ Edward S. Knight
Name:	Edward S. Knight
Title:	Executive Vice President and Global Chief Legal and Policy Officer

Date: May 28, 2019